Exhibit 99.1

NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts
Media	Analysts		Investors
Joe Muehlenkamp	Doug Fischer	Andrew Kirk	Investor Services
314.554.2182	314.554.4859	314.554.3942	800.255.2237
jmuehlenkamp@ameren.com	dfischer@ameren.com	akirk@ameren.com	invest@ameren.com
For Immediate Release
Ameren Announces Second Quarter 2017 Results

•	Second Quarter Earnings Per Share were $0.79 in 2017, Compared to $0.61 in 2016

•	2017 GAAP Earnings Guidance Range Reaffirmed at $2.65 to $2.85 Per Diluted Share

•	2017 Core (Non-GAAP) Guidance Range Established at $2.70 to $2.90 Per Diluted Share Reflecting Exclusion of Expected Third Quarter Non-Cash, Tax-Related Charge
ST. LOUIS (Aug. 4, 2017) — Ameren Corporation (NYSE: AEE) today announced second quarter 2017 net income attributable to common shareholders of $193 million, or $0.79 per share, compared to second quarter 2016 net income attributable to common shareholders of $147 million, or $0.61 per share.
The increase in year-over-year second quarter earnings reflected new Ameren Missouri electric service rates effective April 1, 2017 driven, in part, by increased infrastructure investments and removal of the negative effect of lower sales to the New Madrid smelter. The earnings improvement also resulted from the absence of a nuclear refueling and maintenance outage at the Callaway Energy Center, which reduced operations and maintenance expenses compared to the year-ago period when there was such an outage. In addition, the comparison benefited from a 2017 change in the timing of interim period revenue recognition at the Ameren Illinois Electric Distribution segment, reflecting the Illinois Future Energy Jobs Act, as well as increased infrastructure investments in the Ameren Transmission and Ameren Illinois Electric Distribution segments. These favorable factors were partially offset by lower 2017 Ameren Missouri electric retail sales, primarily driven by milder early summer temperatures.
"As a result of solid execution of our strategy, including continued disciplined cost management, we expect to deliver 2017 core earnings within a range of $2.70 to $2.90 per share, a 5-cent improvement over our prior guidance," said Warner L. Baxter, chairman, president and chief executive officer of Ameren Corporation. “Our team continues to allocate capital to jurisdictions with modern, constructive regulatory frameworks. This includes advancing key Illinois grid modernization projects that provide significant customer benefits, all while meeting our region's energy needs, especially during the hot summer months. We expect this execution to deliver superior value to our customers and shareholders."

Ameren recorded net income attributable to common shareholders for the six months ended June 30, 2017, of $295 million, or $1.21 per share, compared to net income attributable to common shareholders for the six months ended June 30, 2016, of $252 million, or $1.04 per share.
The increase in year-over-year six-month earnings reflected a 2017 change in the timing of interim period revenue recognition at the Ameren Illinois Electric Distribution segment, new Ameren Missouri electric service rates and the absence of a nuclear refueling and maintenance outage at the Callaway Energy Center compared to the year-ago period when there was such an outage. The earnings comparison also benefited from increased infrastructure investments in the Ameren Transmission and Ameren Illinois Electric Distribution segments. These favorable factors were partially offset by lower 2017 Ameren Missouri electric retail sales primarily driven by milder temperatures, lower tax benefits associated with share-based compensation and higher Ameren Missouri depreciation expense.
Earnings Guidance
Ameren continues to expect 2017 earnings guidance in accordance with generally accepted accounting principles (GAAP) in a range of $2.65 to $2.85 per diluted share, which now includes an expected third quarter non-cash estimated charge of 6 cents per diluted share, primarily at the parent company, for revaluation of deferred taxes resulting from an increase in the Illinois corporate income tax rate effective July 1, 2017. Excluding this expected charge, the company expects 2017 core (non-GAAP) earnings to be in a range of $2.70 to $2.90 per diluted share, a 5-cent-per-share improvement over the prior guidance range, reflecting solid execution of Ameren's strategy.
GAAP and core earnings guidance for 2017 assume normal temperatures for the last six months of this year and are subject to the effects of, among other things: 30-year U.S. Treasury bond yields; regulatory, judicial and legislative actions; energy center and energy distribution operations; energy, economic, capital and credit market conditions; severe weather; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.
Ameren Missouri Segment Results
Ameren Missouri second quarter 2017 earnings were $120 million, compared to second quarter 2016 earnings of $92 million. The increase in year-over-year earnings reflected new electric service rates and the absence of a nuclear refueling and maintenance outage at the Callaway Energy Center. The earnings comparison was unfavorably affected by lower 2017 electric retail sales, primarily driven by milder early summer temperatures.
Ameren Illinois Electric Distribution Segment Results
Ameren Illinois Electric Distribution second quarter 2017 earnings were $33 million, compared to second quarter 2016 earnings of $18 million. The improvement in year-over-year earnings included a $9 million increase due to a 2017 change in the timing of interim period revenue recognition reflecting the Illinois Future Energy Jobs Act, which decoupled revenues from sales volumes. This change increases first, second and fourth quarter revenue while decreasing third quarter revenue, compared to 2016, with no effect on full-year earnings. Earnings in 2017 also benefited from increased infrastructure investments, as well as a higher allowed return on equity due to a higher projected average 30-year U.S. Treasury bond yield in 2017 compared to 2016.

Ameren Illinois Natural Gas Segment Results
Ameren Illinois Natural Gas second quarter 2017 earnings were $5 million, compared to second quarter 2016 earnings of $7 million.
Ameren Transmission Segment Results
Ameren Transmission second quarter 2017 earnings were $34 million, compared to second quarter 2016 earnings of $32 million. The year-over-year earnings improvement reflected increased infrastructure investments, partially offset by a lower allowed return on equity.
Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Friday, Aug. 4, to discuss 2017 earnings, earnings guidance and other matters. Investors, the news media and the public may listen to a live broadcast of the call at Amereninvestors.com by clicking on "Webcast" under "Q2 2017 Earnings Conference Call," where an accompanying slide presentation will also be available. The conference call and presentation will be archived for one year in the “Investor News and Events” section of the website under “Events and Presentations.”
About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric and natural gas transmission and distribution service while Ameren Missouri provides vertically integrated electric service, with generating capacity of over 10,200 megawatts, and natural gas distribution service. Ameren Transmission Company of Illinois develops regional electric transmission projects. For more information, visit Ameren.com, or follow us at @AmerenCorp, Facebook.com/AmerenCorp, or LinkedIn/company/Ameren.

Use of Non-GAAP Financial Measures
In this release, Ameren has presented core earnings per share guidance, which is a non-GAAP measure and may not be comparable to those of other companies. A reconciliation of non-GAAP information to GAAP information has been included in this release. Generally, core earnings (or losses) include earnings or losses attributable to common stockholders and exclude income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as the expected third quarter 2017 non-cash estimated charge for the revaluation of deferred taxes resulting from an increase in the Illinois corporate income tax rate effective July 1, 2017. Ameren uses core earnings internally for financial planning and for analysis of performance. Ameren also uses core earnings as the primary performance measurement when communicating with analysts and investors regarding our earnings results and outlook, as the company believes that core earnings allow the company to more accurately compare its ongoing performance across periods. In providing consolidated core earnings guidance, there could be differences between core earnings and earnings prepared in accordance with GAAP as a result of our treatment of certain items, such as that described above. Ameren is unable to estimate the impact, if any, on future GAAP earnings of such future items.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Annual Report on Form 10-K for the year ended December 31, 2016, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•
regulatory, judicial, or legislative actions, including any changes in regulatory policies and ratemaking determinations, such as those that may result from the complaint case filed in February 2015 with the Federal Energy Regulatory Commission seeking a reduction in the allowed base return on common equity under the Midcontinent Independent System Operator tariff, Ameren Illinois’ April 2017 annual electric distribution formula rate update filing, and future regulatory, judicial, or legislative actions that change regulatory recovery mechanisms;

•
the effect of Ameren Illinois participating in a performance-based formula ratemaking process under the Illinois Energy Infrastructure Modernization Act (IEIMA), including the direct relationship between Ameren Illinois’ return on common equity and 30-year United States Treasury bond yields, and the related financial commitments;

•	the effects of changes in federal, state, or local laws and other governmental actions, including monetary, fiscal, and energy policies;

•
the effects of changes in federal, state, or local tax laws, regulations, interpretations, such as the increase in Illinois' corporate income tax rate that became effective in July 2017, or rates and any challenges to the tax positions we have taken;

•
the effects on demand for our services resulting from technological advances, including advances in customer energy efficiency and private generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;

•	the effectiveness of Ameren Missouri’s customer energy efficiency programs and the related revenues and performance incentives earned under its Missouri Energy Efficiency Investment Act plans;

•	Ameren Illinois’ achievement of Future Energy Jobs Act electric energy efficiency goals and the resulting impact on its allowed return on program investments;

•	our ability to align overall spending, both operating and capital, with frameworks established by our regulators in our attempt to earn our allowed return on equity;

•	the timing of increasing capital expenditure and operating expense requirements and our ability to recover these costs in a timely manner;

•
the cost and availability of fuel, such as ultra-low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power, zero-emission credits, renewable energy credits, and natural gas for distribution; and the level and volatility of future market prices for such commodities, including our ability to recover the costs for such commodities and our customers’ tolerance for the related rate increases;

•
disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies from Westinghouse Electric Company, LLC, the Callaway Energy Center's only Nuclear Regulatory Commission-licensed supplier of such assemblies, which is currently in bankruptcy proceedings;

•	the effectiveness of our risk management strategies and our use of financial and derivative instruments;

•
the ability to obtain sufficient insurance, including insurance for Ameren Missouri’s Callaway Energy Center, or in the absence of insurance, the ability to recover uninsured losses from our customers;

•	business and economic conditions, including their impact on interest rates, collection of our receivable balances, and demand for our products;

•
disruptions of the capital markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity;

•	the actions of credit rating agencies and the effects of such actions;

•	the impact of adopting new accounting guidance and the application of appropriate accounting rules and guidance;

•	the impact of weather conditions on Ameren Missouri and other natural phenomena on us and our customers, including the impact of system outages;

•	the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;

•
the effects of breakdowns or failures of equipment in the operation of natural gas transmission and distribution systems and storage facilities, such as leaks, explosions, and mechanical problems, and compliance with natural gas safety regulations;

•
the effects of our increasing investment in electric transmission projects, our ability to obtain all of the necessary approvals to complete the projects, and the uncertainty as to whether we will achieve our expected returns in a timely manner;

•	operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, and decommissioning costs;

•	the effects of strategic initiatives, including mergers, acquisitions and divestitures;

•
the impact of current environmental regulations and new, more stringent, or changing requirements, including those related to carbon dioxide, other emissions and discharges, cooling water intake structures, coal combustion residuals, and energy efficiency, that are enacted over time and that could limit or terminate the operation of certain of Ameren Missouri's energy centers, increase our costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•	the impact of complying with renewable energy portfolio requirements in Missouri;

•	labor disputes, work force reductions, future wage and employee benefits costs, including changes in discount rates, mortality tables, and returns on benefit plan assets;

•	the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments;

•	the cost and availability of transmission capacity for the energy generated by Ameren Missouri’s energy centers or required to satisfy Ameren Missouri’s energy sales;

•	legal and administrative proceedings;

•
the impact of cyber attacks, which could result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer data and account information; and

•	acts of sabotage, war, terrorism, or other intentionally disruptive acts.

New factors emerge from time to time, and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Operating Revenues:
Electric	$1,383	$1,274	$2,589	$2,376
Natural gas	155	153	463	485
Total operating revenues	1,538	1,427	3,052	2,861
Operating Expenses:
Fuel	189	166	395	369
Purchased power	149	135	329	273
Natural gas purchased for resale	41	41	171	193
Other operations and maintenance	422	435	827	835
Depreciation and amortization	222	210	443	417
Taxes other than income taxes	117	115	235	229
Total operating expenses	1,140	1,102	2,400	2,316
Operating Income	398	325	652	545
Other Income and Expenses:
Miscellaneous income	14	16	29	36
Miscellaneous expense	5	6	14	13
Total other income	9	10	15	23
Interest Charges	99	95	198	190
Income Before Income Taxes	308	240	469	378
Income Taxes	114	92	171	123
Net Income	194	148	298	255
Less: Net Income Attributable to Noncontrolling Interests	1	1	3	3
Net Income Attributable to Ameren Common Shareholders	$193	$147	$295	$252

Earnings per Common Share – Basic and Diluted	$0.79	$0.61	$1.21	$1.04

Average Common Shares Outstanding – Basic	242.6	242.6	242.6	242.6

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	June 30, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$10	$9
Accounts receivable - trade (less allowance for doubtful accounts)	446	437
Unbilled revenue	334	295
Miscellaneous accounts receivable	77	63
Inventories	512	527
Current regulatory assets	95	149
Other current assets	97	113
Total current assets	1,571	1,593
Property, Plant, and Equipment, Net	20,589	20,113
Investments and Other Assets:
Nuclear decommissioning trust fund	651	607
Goodwill	411	411
Regulatory assets	1,506	1,437
Other assets	526	538
Total investments and other assets	3,094	2,993
TOTAL ASSETS	$25,254	$24,699
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$578	$681
Short-term debt	892	558
Accounts and wages payable	522	805
Taxes accrued	122	46
Interest accrued	104	93
Customer deposits	108	107
Current regulatory liabilities	141	110
Other current liabilities	298	274
Total current liabilities	2,765	2,674
Long-term Debt, Net	6,821	6,595
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	4,444	4,264
Accumulated deferred investment tax credits	52	55
Regulatory liabilities	2,003	1,985
Asset retirement obligations	634	635
Pension and other postretirement benefits	758	769
Other deferred credits and liabilities	477	477
Total deferred credits and other liabilities	8,368	8,185
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,528	5,556
Retained earnings	1,649	1,568
Accumulated other comprehensive loss	(21)	(23)
Total Ameren Corporation shareholders’ equity	7,158	7,103
Noncontrolling Interests	142	142
Total equity	7,300	7,245
TOTAL LIABILITIES AND EQUITY	$25,254	$24,699

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended June 30,
	2017	2016
Cash Flows From Operating Activities:
Net income	$298	$255
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	433	419
Amortization of nuclear fuel	48	38
Amortization of debt issuance costs and premium/discounts	11	11
Deferred income taxes and investment tax credits, net	175	134
Allowance for equity funds used during construction	(10)	(13)
Share-based compensation costs	8	12
Other	(5)	(7)
Changes in assets and liabilities	(95)	(86)
Net cash provided by operating activities	863	763
Cash Flows From Investing Activities:
Capital expenditures	(998)	(1,000)
Nuclear fuel expenditures	(50)	(24)
Purchases of securities – nuclear decommissioning trust fund	(213)	(201)
Sales and maturities of securities – nuclear decommissioning trust fund	204	192
Other	(2)	(2)
Net cash used in investing activities	(1,059)	(1,035)
Cash Flows From Financing Activities:
Dividends on common stock	(214)	(206)
Dividends paid to noncontrolling interest holders	(3)	(3)
Short-term debt, net	334	477
Maturities of long-term debt	(425)	(389)
Issuances of long-term debt	549	149
Share-based payments	(39)	(32)
Capital issuance costs	(4)	(1)
Other	(1)	(2)
Net cash provided by (used in) financing activities	197	(7)
Net change in cash and cash equivalents	1	(279)
Cash and cash equivalents at beginning of year	9	292
Cash and cash equivalents at end of period	$10	$13

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	2,760	2,899	5,969	6,376
Commercial	3,556	3,610	6,888	7,079
Industrial	1,144	1,142	2,171	2,444
Off-system and other	3,495	1,400	6,716	3,326
Ameren Missouri total	10,955	9,051	21,744	19,225
Ameren Illinois Electric Distribution
Residential	2,416	2,540	5,133	5,444
Commercial	2,934	3,001	5,851	5,836
Industrial	2,792	2,876	5,528	5,707
Street Lighting/Public Authority	125	119	257	263
Ameren Illinois Electric Distribution total	8,267	8,536	16,769	17,250
Eliminate affiliate sales	(97)	(79)	(265)	(277)
Ameren Total	19,125	17,508	38,248	36,198
Electric Revenues (in millions):
Ameren Missouri
Residential	$362	$356	$650	$654
Commercial	334	326	563	566
Industrial	84	82	141	150
Off-system and other	133	80	305	168
Ameren Missouri total	$913	$844	$1,659	$1,538
Ameren Illinois Electric Distribution
Residential
Delivery service	$145	$134	$282	$251
Power supply and other cost recovery	63	72	145	159
Commercial
Delivery service	82	70	162	131
Power supply and other cost recovery	45	49	98	100
Industrial
Delivery service	15	13	32	26
Power supply and other cost recovery	12	10	23	18
Street Lighting/Public Authority
Delivery service	9	5	15	13
Power supply and other cost recovery	3	2	6	6
Other	14	3	10	6
Ameren Illinois Electric Distribution total	$388	$358	$773	$710
Ameren Transmission
Ameren Illinois Transmission(a)	$65	$63	$125	$114
ATXI	40	29	82	61
Ameren Transmission total	$105	$92	$207	$175
Other and intersegment eliminations	(23)	(20)	(50)	(47)
Ameren Total	$1,383	$1,274	$2,589	$2,376

(a)	Includes $12 million, $10 million, $18 million and $21 million, respectively, of electric operating revenues from transmission services provided to the Ameren Illinois Electric Distribution segment.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Gas Sales - dekatherms (in millions):
Ameren Missouri	3	3	9	10
Ameren Illinois Natural Gas	29	30	87	92
Ameren Total	32	33	96	102
Gas Revenues (in millions):
Ameren Missouri	$22	$23	$66	$70
Ameren Illinois Natural Gas	134	131	398	416
Eliminate affiliate revenues	(1)	(1)	(1)	(1)
Ameren Total	$155	$153	$463	$485
		June 30, 2017		December 31, 2016
Common Stock:
Shares outstanding (in millions)		242.6		242.6
Book value per share		$29.51		$29.28